Exhibit 99.1

News Release

JLL Reports Financial Results for Fourth-Quarter and Full-Year 2021
Record Revenue of $5.9B and Fee Revenue1 of $2.8B for the quarter and $19.4B and $8.1B, respectively, for the full year
CHICAGO, February 28, 2022 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for 2021 with fourth quarter diluted earnings per share of $8.16 and adjusted diluted earnings per share1 of $8.66, and full-year diluted earnings per share of $18.47 and adjusted diluted earnings per share1 of $19.47.
•Consolidated fourth-quarter revenue and fee revenue increased 23% and 42%, respectively
◦Leasing and Capital Markets led broad-based Real Estate Services fee revenue growth, up 68% and 62%, respectively
◦Americas achieved a 56% increase in fee revenue
◦Strong incentive and advisory fee performance drove over 50% fee revenue growth for LaSalle
•Fourth-quarter margin expansion versus the prior year reflected:
◦Transaction-based revenue growth as well as higher equity earnings primarily related to JLL Technologies investments
◦Incremental expenses related to investments in people & technology and the expected reduction of non-permanent cost savings from 2020
•Continued return of capital to shareholders with $152 million of share repurchases this quarter; $343 million for the full year
•Additional $1.5 billion authorized for share repurchases
•Reporting segments changing from geographic-centric Real Estate Services to global business lines in the first quarter of 2022
"JLL delivered impressive fourth-quarter and full-year 2021 financial results, led by strength in Leasing and Capital Markets, as well as valuation increases on our strategic technology investments. The broad capabilities of our fully integrated global platform are resonating with clients, driving strong top and bottom line results and significant free cash flow generation,” said Christian Ulbrich, JLL CEO. “During the past year, we made incremental investments in our business to drive future growth and also increased capital returns to shareholders. As we enter 2022, JLL is well-positioned to seize the significant opportunities across the commercial real estate sector and continue to generate long-term value for stakeholders."

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three months ended December 31,				Year Ended December 31,
	2021	2020	% Change in USD	% Change in LC	2021	2020	% Change in USD	% Change in LC

Revenue	$5,945.7	$4,845.4	23%	23%	$19,367.0	$16,589.9	17%	15%
Revenue before reimbursements	3,603.6	2,747.2	31	32	11,045.6	8,900.1	24	22
Fee revenue[1]	2,772.3	1,962.6	41	42	8,104.8	6,130.3	32	31

Net income attributable to common shareholders	$421.4	$250.1	69%	70%	$961.6	$402.5	139%	137%
Adjusted net income attributable to common shareholders[1]	447.0	275.7	62	63	1,013.6	494.7	105	103

Diluted earnings per share	$8.16	$4.80	70%	71%	$18.47	$7.70	140%	138%
Adjusted diluted earnings per share[1]	8.66	5.29	64	65	19.47	9.46	106	104

Adjusted EBITDA[1]	$622.0	$417.1	49%	50%	$1,496.5	$859.6	74%	73%
Adjusted EBITDA, Real Estate Services	570.9	390.0	46	48	1,352.4	798.8	69	69
Adjusted EBITDA, LaSalle	51.1	27.1	89	86	144.1	60.8	137	134
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2021 - Page 2
Consolidated 2021 Performance Highlights:

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2021	2020			2021	2020
Leasing	$994.8	$602.9	65%	66%	$2,794.0	$1,884.2	48%	47%
Capital Markets	849.7	565.8	50	51	2,193.5	1,407.4	56	54
Property & Facility Management	2,841.5	2,541.1	12	12	10,222.7	9,485.4	8	6
Project & Development Services	807.5	757.4	7	8	2,684.9	2,530.1	6	4
Advisory, Consulting and Other	288.9	271.5	6	7	971.8	861.0	13	10
Real Estate Services (“RES”) revenue	$5,782.4	$4,738.7	22%	23%	$18,866.9	$16,168.1	17%	15%
LaSalle	163.3	106.7	53	55	500.1	421.8	19	17
Total revenue	$5,945.7	$4,845.4	23%	23%	$19,367.0	$16,589.9	17%	15%
Reimbursements	(2,342.1)	(2,098.2)	12	12	(8,321.4)	(7,689.8)	8	7
Revenue before reimbursements	$3,603.6	$2,747.2	31%	32%	$11,045.6	$8,900.1	24%	22%
Gross contract costs[1]	(815.5)	(739.7)	10	11	(2,881.5)	(2,703.2)	7	4
Net non-cash MSR and mortgage banking derivative activity	(15.8)	(44.9)	(65)	(65)	(59.3)	(66.6)	(11)	(12)
Total fee revenue[1]	$2,772.3	$1,962.6	41%	42%	$8,104.8	$6,130.3	32%	31%
Leasing	973.9	585.9	66	68	2,712.7	1,817.8	49	48
Capital Markets	823.8	512.9	61	62	2,099.5	1,309.2	60	59
Property & Facility Management	350.0	329.3	6	7	1,286.2	1,199.5	7	5
Project & Development Services	243.7	221.2	10	12	805.9	776.1	4	2
Advisory, Consulting and Other	224.9	212.0	6	7	727.3	627.0	16	13
RES fee revenue	2,616.3	1,861.3	41	42	7,631.6	5,729.6	33	31
LaSalle	156.0	101.3	54	56	473.2	400.7	18	17
Operating income	$445.6	$328.8	36%	37%	$1,043.5	$559.1	87%	86%
Equity earnings	$102.7	$6.6	n.m.	n.m.	$209.4	$8.0	n.m.	n.m.
Adjusted EBITDA[1]	$622.0	$417.1	49%	50%	$1,496.5	$859.6	74%	73%
n.m. - not meaningful as represented by a percentage change of greater than 1,000%, favorably or unfavorably.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2021 - Page 3
For the fourth quarter, the company achieved consolidated Real Estate Services ("RES") revenue and fee revenue increases of 23% and 42%, respectively, with organic RES fee revenue exceeding Q4 2019. This growth was broad-based across all service lines and was led by Leasing and Capital Markets, which increased 68% and 62%, respectively, against the prior-year quarter. In addition to this sustained momentum in transaction-based revenues, annuity-based revenues continued to demonstrate their stability with modest growth. In addition, all RES segments achieved fee revenue growth of at least 20% for the quarter. Americas led the Q4 RES growth, contributing 77% of the consolidated RES fee revenue increase on a local currency basis.
For the full year, consolidated RES revenue and fee revenue increased 15% and 31%, respectively, with broad-based growth across all geographic segments and service lines. Leasing and Capital Markets also led full-year consolidated RES fee revenue growth with increases of 48% and 59%, respectively. Strong performance by Valuation Advisory drove the full-year growth in Advisory, Consulting and Other. Americas led the full-year growth among geographic segments, contributing 78% of the consolidated RES fee revenue increase on a local currency basis.
LaSalle's revenue growth for the fourth quarter and full year were substantially driven by higher incentive and advisory fees.
Refer to segment performance highlights for additional detail.
Net income attributable to common shareholders for the fourth quarter was $421.4 million, compared with $250.1 million in the prior-year quarter, and Adjusted EBITDA was $622.0 million, compared with $417.1 million last year. Diluted earnings per share for the fourth quarter were $8.16, up from $4.80 in 2020; adjusted diluted earnings per share were $8.66, compared with $5.29 in the prior-year quarter.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 22.4% in USD and local currency, compared with 21.3% in 2020. The increase in margin was primarily due to (i) higher equity earnings, including $82.6 million from valuation increases on JLL Technologies' investments and an incremental $9.9 million from LaSalle and (ii) the significant increase in revenue, particularly from higher margin transaction-based service lines, partially offset by the expected reduction of certain non-permanent cost savings from 2020 (including government relief programs). In addition, margin performance reflected incremental investments in people and technology.
Net income attributable to common shareholders was $961.6 million for the year ended December 31, 2021, compared with $402.5 million last year, and Adjusted EBITDA was $1,496.5 million, compared with $859.6 million in 2020. Diluted earnings per share were $18.47 in 2021, up from $7.70 last year; adjusted diluted earnings per share were $19.47, compared with $9.46 in 2020.
Full-year adjusted EBITDA margin, calculated on a fee-revenue basis, was 18.5% in USD (18.6% in local currency), compared with 14.0% last year. The full-year margin expansion was primarily driven by the significant increase in revenue, particularly from higher margin transaction-based service lines as well as higher equity earnings, including $140.8 million from valuation increases on JLL Technologies' investments and an incremental $75.1 million from LaSalle. These drivers were partially offset by the expected reduction of certain non-permanent cost savings from 2020 and incremental investments in people and technology.

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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2021 - Page 4
Net Debt, Leverage and Liquidity6:
Total net debt was $375.9 million as of December 31, 2021, representing a decrease of $111.4 million from September 30, 2021, and an increase of $183.8 million from December 31, 2020.
The company's Net Leverage Ratio was 0.2x as of December 31, 2021, down from 0.4x as of September 30, 2021, and consistent with 0.2x as of December 31, 2020.
Corporate Liquidity as of December 31, 2021, was $3.2 billion.
Cash Flows and Capital Allocation:
Free Cash Flow6 was $796.5 million for the full-year 2021, compared with $965.3 million in the prior year. The decrease in Free Cash Flow was primarily due to (i) lower cash collections in the first quarter of 2021 compared with the first quarter of 2020 (trade receivables balance was $1,636.1 million as of December 31, 2020, versus $2,034.3 million as of December 31, 2019) and (ii) the timing of payments related to taxes and other government obligations, partially offset by (iii) lower annual incentive compensation paid in early 2021 compared with early 2020 and (iv) higher cash provided by earnings.
In the fourth quarter of 2021, the company repurchased 592,840 shares for $152.3 million. Year to date, approximately 1,452,000 shares were repurchased, returning $343.3 million to shareholders, compared with approximately 897,000 shares repurchased and $100.0 million of capital returned in 2020. As of December 31, 2021, $256.8 million remained authorized for repurchases under the share repurchase program.
In February 2022, the company's Board of Directors authorized an additional $1.5 billion for share repurchases.
In November 2021, JLL acquired Building Engines, a market-leading building operations platform that leverages cloud-based technology to transform how properties are run. Also in November 2021, JLL entered into a joint venture with Sterling Bay, LLC, by acquiring a 50.1% equity interest in Sterling Bay's property management platform (Sterling Bay Property Management).
Change in External Reporting Segments:
As part of the last phase of our Beyond transformation, effective January 1, 2022, the company changed from its geographic-centric Real Estate Services segments of Americas, EMEA and Asia Pacific to global business line segments of Markets Advisory, Capital Markets, Work Dynamics and JLL Technologies. Complementing these new segments is LaSalle, which continues as a reporting segment.
Beginning with the first quarter of 2022, the company's financial results will be presented on this basis. Comparable periods in 2021 and 2020 will be restated to align with the new reporting structure.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2021 - Page 5
Americas 2021 Performance Highlights:

Americas Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2021	2020			2021	2020
Revenue	$3,658.5	$2,872.3	27%	27%	$11,887.1	$10,005.2	19%	18%
Reimbursements	(1,710.3)	(1,515.4)	13	13	(6,034.2)	(5,643.5)	7	7
Revenue before reimbursements	$1,948.2	$1,356.9	44%	44%	$5,852.9	$4,361.7	34%	34%
Gross contract costs[1]	(254.9)	(234.6)	9	9	(918.0)	(842.5)	9	9
Net non-cash MSR and mortgage banking derivative activity	(15.8)	(44.9)	(65)	(65)	(59.3)	(66.6)	(11)	(11)
Fee revenue[1]	$1,677.5	$1,077.4	56%	56%	$4,875.6	$3,452.6	41%	41%
Leasing	725.0	417.5	74	74	2,132.1	1,403.7	52	52
Capital Markets	575.1	327.7	75	75	1,463.4	881.3	66	66
Property & Facility Management	187.0	166.9	12	12	648.6	592.5	9	9
Project & Development Services	118.5	103.2	15	15	393.3	376.4	4	4
Advisory, Consulting and Other	71.9	62.1	16	16	238.2	198.7	20	20
Equity earnings (losses)	$83.6	$(1.4)	n.m.	n.m.	$142.2	$19.0	648%	648%
Segment income	$436.6	$277.8	57%	57%	$1,073.8	$554.9	94%	93%
Adjusted EBITDA[1]	$461.0	$269.4	71%	71%	$1,157.6	$626.6	85%	84%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Transaction-based service lines led the revenue and fee revenue increase in the Americas for Q4 and the full year. Specifically for the quarter, Americas fee revenue was up 56% compared with Q4 2020 and 31% compared with Q4 2019. Leasing growth for both Q4 and the full year was driven by higher transaction volumes and an increase in average deal size in the U.S., with strong performance across all sectors, especially office and industrial. Capital Markets growth reflected investment sales nearly doubling versus Q4 2020 (up over 80% for the full year), continued momentum in debt and equity advisory, and a 34% increase in Q4 servicing revenue from the multi-housing business (up 28% for the year). The increase in Q4 Property & Facility Management fee revenue was driven by new client wins and expansion of existing client mandates in Work Dynamics and was especially notable given the prior-year quarter grew 24% against 2019.
Equity earnings for the fourth quarter and full year were attributable to JLL Technologies' strategic investments, primarily driven by valuation increases as a result of subsequent rounds of funding at higher per-share valuations.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 27.5% in USD and local currency, compared with 25.0% in 2020. The margin expansion was primarily driven by the transaction-based revenue growth noted above and higher equity earnings, partially offset by the expected reduction of certain non-permanent cost savings from the prior year and incremental investments in people and technology.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2021 - Page 6
EMEA 2021 Performance Highlights:

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2021	2020			2021	2020
Revenue	$1,121.7	$966.9	16%	18%	$3,477.7	$3,092.8	12%	8%
Reimbursements	(224.8)	(207.6)	8	9	(741.2)	(708.3)	5	—
Revenue before reimbursements	$896.9	$759.3	18%	21%	$2,736.5	$2,384.5	15%	11%
Gross contract costs[1]	(322.8)	(282.9)	14	16	(1,092.1)	(1,005.0)	9	4
Fee revenue[1]	$574.1	$476.4	21%	24%	$1,644.4	$1,379.5	19%	15%
Leasing	134.2	90.1	49	55	331.1	239.2	38	36
Capital Markets	183.0	129.5	41	45	450.9	313.7	44	40
Property & Facility Management	83.5	81.8	2	2	321.9	302.8	6	—
Project & Development Services	86.8	83.0	5	8	276.0	276.0	—	(3)
Advisory, Consulting and Other	86.6	92.0	(6)	(3)	264.5	247.8	7	3
Equity losses	$—	$(0.8)	100%	100%	$—	$—	—%	—%
Segment income (loss)	$40.2	$39.8	1%	8%	$(5.6)	$(16.0)	65%	81%
Adjusted EBITDA[1]	$47.0	$53.9	(13)%	(8)%	$34.4	$27.3	26%	26%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

EMEA's revenue and fee revenue growth for Q4 and the full year was led by transaction-based revenue, reflecting a continued recovery in most geographies. Notably for Q4 and the full year, Capital Markets and Leasing both exceeded the fee revenue performance for the respective 2019 periods. The continued growth in Capital Markets reflected higher deal volumes in investment sales across all sectors, particularly in industrial and office, compared with 2020. The increase in Leasing revenue was driven by transaction volume increases, primarily in office and industrial, and an increase in average deal size, which eclipsed the comparative 2019 quarter for the first time this year. Geographically across service lines, fee revenue growth in EMEA was led by the UK and Poland for Q4 and the UK, France and Germany for the full year.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 8.2% in USD (8.4% in local currency), compared with 11.3% last year. The decline in margin was driven by incremental investments in people and technology and a notable reduction in the prior-year quarter to the allowance for bad debts that did not recur in 2021 (an $8.7 million year-over-year impact), partially offset by the increase in higher margin transaction-based revenue.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2021 - Page 7
Asia Pacific 2021 Performance Highlights:

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2021	2020			2021	2020
Revenue	$1,002.2	$899.5	11%	12%	$3,502.1	$3,070.1	14%	10%
Reimbursements	(405.5)	(374.1)	8	9	(1,538.9)	(1,333.2)	15	11
Revenue before reimbursements	$596.7	$525.4	14%	15%	$1,963.2	$1,736.9	13%	10%
Gross contract costs[1]	(232.0)	(217.9)	6	7	(851.6)	(839.4)	1	(1)
Fee revenue[1]	$364.7	$307.5	19%	20%	$1,111.6	$897.5	24%	20%
Leasing	114.7	78.3	46	49	249.5	174.9	43	40
Capital Markets	65.7	55.7	18	20	185.2	114.2	62	57
Property & Facility Management	79.5	80.6	(1)	—	315.7	304.2	4	—
Project & Development Services	38.4	35.0	10	11	136.6	123.7	10	7
Advisory, Consulting and Other	66.4	57.9	15	16	224.6	180.5	24	19
Equity earnings	$1.2	$0.7	71%	74%	$4.6	$1.4	229%	208%
Segment income	$55.0	$59.0	(7)%	(4)%	$130.2	$116.4	12%	8%
Adjusted EBITDA[1]	$62.9	$66.7	(6)%	(3)%	$160.4	$144.9	11%	7%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Asia Pacific's double-digit fee revenue increases for the fourth quarter and full year reflected a rebound in transaction-based revenue. Growth in Leasing for Q4 and the full year was led by Greater China, Australia and India, reflecting momentum in office and industrial throughout 2021. Revenue expansion in Capital Markets for Q4 and the full year was driven by a continued increase in large transactions across most asset classes, led by Australia (and also Singapore on a full-year basis), partially offset by Japan. Significant business growth continued in Valuation Advisory, predominantly in Australia, which led the fee revenue increase in Advisory, Consulting and Other for the quarter and full year.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 17.2% in USD (17.5% in local currency), compared with 21.7% in 2020. The margin decline was attributable to the expected reduction of certain non-permanent cost savings from 2020 (including government relief programs) and incremental investments in people and technology, which more than offset the increase from incremental transaction-based revenue.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2021 - Page 8
LaSalle 2021 Performance Highlights:

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2021	2020			2021	2020
Revenue	$163.3	$106.7	53%	55%	$500.1	$421.8	19%	17%
Reimbursements(a)	(1.5)	(1.1)	36	25	(7.1)	(4.8)	48	40
Revenue before reimbursements	$161.8	$105.6	53%	55%	$493.0	$417.0	18%	17%
Gross contract costs(a)	(5.8)	(4.3)	35	34	(19.8)	(16.3)	21	21
Fee revenue[1]	$156.0	$101.3	54%	56%	$473.2	$400.7	18%	17%
Advisory fees(a)	88.7	81.2	9	11	345.7	320.7	8	6
Transaction fees & other(a)	10.9	6.5	68	69	33.6	38.5	(13)	(13)
Incentive fees	56.4	13.6	315	317	93.9	41.5	126	128
Equity earnings (losses)	$17.9	$8.1	121%	121%	$62.6	$(12.4)	605%	602%
Segment income	$50.3	$25.4	98%	95%	$139.2	$54.2	157%	154%
Adjusted EBITDA[1]	$51.1	$27.1	89%	86%	$144.1	$60.8	137%	134%
(a) Gross contract costs are primarily within Advisory fees and Reimbursements are primarily within Other.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
LaSalle advisory fee growth for the quarter and full year were led by core open-end funds, a result of recent capital raising and valuation increases in assets under management, as well as a recently launched fund in Asia Pacific. The increase in incentive fees for the fourth quarter and full year reflected the strong fund performance in the U.S. and real estate dispositions on behalf of clients in Asia Pacific (and also in continental Europe as it relates to the full year).
Equity earnings for the fourth quarter and full year were primarily due to (i) valuation increases on underlying real estate investments within LaSalle's co-investment portfolio across asset classes and geographies and (ii) an increased share price of a co-investment in a LaSalle-managed publicly traded REIT in Japan. Net equity losses in 2020 reflected decreases to the estimated fair value of underlying real estate investments, a direct result of the pandemic's impact on then-expected real estate prices.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 32.7% in USD (32.0% in local currency), compared with 26.8% last year. The margin expansion was primarily attributable to higher incentive fees and equity earnings, partially offset by incremental investments in people and technology as well as the impact of deferred compensation expense associated with the run-off of a previous compensation program.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2021 - Page 9
About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. JLL shapes the future of real estate for a better world by using the most advanced technology to create rewarding opportunities, amazing spaces and sustainable real estate solutions for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $19.4 billion, operations in over 80 countries and a global workforce of more than 98,000 as of December 31, 2021. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

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Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Monday, February 28, 2022, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available for download or stream.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.
Refer to ir.jll.com for a registration link to receive unique credentials to access the presentation of earnings via phone.

Supplemental Information	Contact
Supplemental information regarding the fourth quarter 2021 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Chris Stent, Executive Managing Director of Investor Relations and Corporate Finance:
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and shares repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control, including but not limited to, the impact of the COVID-19 pandemic on JLL's business, which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL's soon to be filed Annual Report on Form 10-K for the year ended December 31, 2021, and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.
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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except share and per share data)	2021	2020	2021	2020

Revenue before reimbursements	$3,603.6	$2,747.2	$11,045.6	$8,900.1
Reimbursements	2,342.1	2,098.2	8,321.4	7,689.8
Total Revenue	$5,945.7	$4,845.4	$19,367.0	$16,589.9

Operating expenses:
Compensation and benefits	$2,192.5	$1,570.3	$6,819.9	$5,268.8
Operating, administrative and other	874.5	721.9	2,880.0	2,703.4
Reimbursed expenses	2,342.1	2,098.2	8,321.4	7,689.8
Depreciation and amortization	57.2	59.6	217.5	226.4
Restructuring and acquisition charges[3]	33.8	66.6	84.7	142.4
Total operating expenses	5,500.1	4,516.6	18,323.5	16,030.8

Operating income	445.6	328.8	1,043.5	559.1

Interest expense, net of interest income	9.5	11.0	40.1	52.8
Equity earnings	102.7	6.6	209.4	8.0
Other (expense) income	(2.1)	6.5	10.8	15.3

Income before income taxes and noncontrolling interest	536.7	330.9	1,223.6	529.6
Income tax provision	115.9	74.7	264.3	106.9
Net income	420.8	356.2	959.3	422.7

Net (loss) income attributable to noncontrolling interest	(0.6)	6.1	(2.3)	20.2

Net income attributable to common shareholders	$421.4	$250.1	$961.6	$402.5

Basic earnings per common share	$8.37	$4.88	$18.89	$7.79
Basic weighted average shares outstanding (in 000's)	50,373	51,222	50,917	51,683

Diluted earnings per common share	$8.16	$4.80	$18.47	$7.70
Diluted weighted average shares outstanding (in 000's)	51,619	52,075	52,071	52,282

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2021	2020	2021	2020
AMERICAS - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$1,557.3	$1,039.2	$4,782.8	$3,674.4
Depreciation and amortization	37.9	38.5	138.5	151.4
Total segment operating expenses, excluding reimbursed	1,595.2	1,077.7	4,921.3	3,825.8
Gross contract costs[1]	(254.9)	(234.6)	(918.0)	(842.5)
Total fee-based segment operating expenses	$1,340.3	$843.1	$4,003.3	$2,983.3

Segment operating income	$353.0	$279.2	$931.6	$535.9
Equity earnings (losses)	83.6	(1.4)	142.2	19.0
Total segment income	436.6	277.8	1,073.8	554.9
Add:
Depreciation and amortization	37.9	38.5	138.5	151.4
Other income	0.8	4.2	12.9	7.3
Net loss (income) attributable to noncontrolling interest	1.5	(6.2)	3.7	(20.4)
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	(15.8)	(44.9)	(59.3)	(66.6)
Gain on disposition	—	—	(12.0)	—
Adjusted EBITDA[1]	$461.0	$269.4	$1,157.6	$626.6

EMEA - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$846.7	$706.7	$2,699.9	$2,360.5
Depreciation and amortization	10.0	12.0	42.2	40.0
Total segment operating expenses, excluding reimbursed	856.7	718.7	2,742.1	2,400.5
Gross contract costs[1]	(322.8)	(282.9)	(1,092.1)	(1,005.0)
Total fee-based segment operating expenses	$533.9	$435.8	$1,650.0	$1,395.5

Segment operating income (loss)	$40.2	$40.6	$(5.6)	$(16.0)
Equity losses	—	(0.8)	—	—
Total segment income (loss)	40.2	39.8	(5.6)	(16.0)
Add:
Depreciation and amortization	10.0	12.0	42.2	40.0
Other (expense) income	(2.8)	2.1	(1.3)	8.2
Net income attributable to noncontrolling interest	(0.4)	—	(0.5)	(0.1)
Adjustments:
Gain on disposition	—	—	(0.4)	(4.8)
Adjusted EBITDA[1]	$47.0	$53.9	$34.4	$27.3

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2021	2020	2021	2020
ASIA PACIFIC - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$535.1	$459.8	$1,807.4	$1,594.1
Depreciation and amortization	7.8	7.3	30.2	27.8
Total segment operating expenses, excluding reimbursed	542.9	467.1	1,837.6	1,621.9
Gross contract costs[1]	(232.0)	(217.9)	(851.6)	(839.4)
Total fee-based segment operating expenses	$310.9	$249.2	$986.0	$782.5

Segment operating income	$53.8	$58.3	$125.6	$115.0
Equity earnings	1.2	0.7	4.6	1.4
Total segment income	55.0	59.0	130.2	116.4
Add:
Depreciation and amortization	7.8	7.3	30.2	27.8
Other income	0.1	0.4	—	0.7
Adjusted EBITDA[1]	$62.9	$66.7	$160.4	$144.9

LASALLE
Compensation, operating and administrative expenses	$127.9	$86.5	$409.8	$343.2
Depreciation and amortization	1.5	1.8	6.6	7.2
Total segment operating expenses, excluding reimbursed	129.4	88.3	416.4	350.4
Gross contract costs[1]	(5.8)	(4.3)	(19.8)	(16.3)
Total fee-based segment operating expenses	$123.6	$84.0	$396.6	$334.1

Segment operating income	$32.4	$17.3	$76.6	$66.6
Equity earnings (losses)	17.9	8.1	62.6	(12.4)
Total segment income	50.3	25.4	139.2	54.2
Add:
Depreciation and amortization	1.5	1.8	6.6	7.2
Other expense	(0.2)	(0.2)	(0.8)	(0.9)
Net (income) loss attributable to noncontrolling interest	(0.5)	0.1	(0.9)	0.3
Adjusted EBITDA[1]	$51.1	$27.1	$144.1	$60.8

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows (Unaudited)
	Year Ended December 31,
(in millions)	2021	2020

Cash provided by operating activities	$972.4	$1,114.7

Cash used in investing activities	(805.8)	(170.6)

Cash used in financing activities	(143.8)	(771.2)

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(21.0)	14.8

Net change in cash, cash equivalents and restricted cash	$1.8	$187.7

Cash, cash equivalents and restricted cash, beginning of year	839.8	652.1

Cash, cash equivalents and restricted cash, end of period	$841.6	$839.8

Reconciliation to Free Cash Flow
	Year Ended December 31,
(in millions)	2021	2020

Cash provided by operating activities	$972.4	$1,114.7

Net capital additions - property and equipment	(175.9)	(149.4)

Free Cash Flow[6]	$796.5	$965.3

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	December 31,	December 31,		December 31,	December 31,
(in millions, except share and per share data)	2021	2020		2021	2020
ASSETS			LIABILITIES AND EQUITY
Current assets:			Current liabilities:
Cash and cash equivalents	$593.7	$574.3	Accounts payable and accrued liabilities	$1,262.8	$1,229.8
Trade receivables, net of allowance	2,004.1	1,636.1	Reimbursable payables	1,350.0	1,154.5
Notes and other receivables	389.3	469.9	Accrued compensation & benefits	2,029.5	1,433.2
Reimbursable receivables	1,734.5	1,461.3	Short-term borrowings	147.9	62.0
Warehouse receivables	822.3	1,529.2	Current maturities of long-term debt, net	274.7	—
Short-term contract assets, net of allowance	343.1	265.8	Short-term contract liability and deferred income	208.2	192.9
Prepaid and other	500.7	517.1	Short-term acquisition-related obligations	45.8	91.7
Total current assets	6,387.7	6,453.7	Warehouse facilities	795.7	1,498.4
Property and equipment, net of accumulated depreciation	740.0	663.9	Short-term operating lease liability	153.8	165.7
Operating lease right-of-use asset	723.4	707.4	Other	218.1	299.6
Goodwill	4,611.6	4,224.7	Total current liabilities	6,486.5	6,127.8
Identified intangibles, net of accumulated amortization	887.0	679.8	Noncurrent liabilities:
Investments	745.7	430.8	Credit facility, net of debt issuance costs (a)	138.2	(8.7)
Long-term receivables	316.4	231.1	Long-term debt, net of debt issuance costs	395.6	702.0
Deferred tax assets, net	330.8	296.5	Long-term deferred tax liabilities, net	179.7	120.0
Deferred compensation plans	528.8	446.3	Deferred compensation	525.4	450.0
Other	233.6	182.3	Long-term acquisition-related obligations	66.3	26.2
Total assets	$15,505.0	$14,316.5	Long-term operating lease liability	714.4	683.9
			Other	577.7	597.5
			Total liabilities	$9,083.8	$8,698.7

			Redeemable noncontrolling interest	$7.8	$7.8

			Company shareholders' equity:
			Common stock	0.5	0.5
			Additional paid-in capital	2,053.7	2,023.3
			Retained earnings	4,937.6	3,975.9
			Treasury stock	(406.3)	(96.1)
			Shares held in trust	(5.2)	(5.6)
			Accumulated other comprehensive loss	(395.4)	(377.2)
			Total company shareholders' equity	6,184.9	5,520.8
			Noncontrolling interest	228.5	89.2
			Total equity	6,413.4	5,610.0
			Total liabilities and equity	$15,505.0	$14,316.5

Please reference accompanying financial statement notes.
(a) As there was no outstanding balance on the Credit facility as of December 31, 2020, the negative liability represented unamortized debt issuance costs.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Fee revenue and Fee-based operating expenses,
(ii)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,
(iii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share, and
(iv)Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses with the equal amount of corresponding fees in Revenue before reimbursements. Consistent with the treatment of directly reimbursed expenses, excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures, including those with direct versus indirect reimbursement of such costs.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets service line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such non-cash activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain on Disposition reflects the gain recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain directly associated with such activity is excluded as it is not considered indicative of core operating performance. In 2021, $12.0 million of the activity related to a business disposition within Americas and $0.4 million related to a sold business within EMEA, while activity in 2020 related to the sale of property management businesses in continental Europe.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three months ended December 31,		Twelve months ended December 31,
($ in millions)	2021	2020	2021	2020

Revenue	$5,945.7	$4,845.4	$19,367.0	$16,589.9
Reimbursements	(2,342.1)	(2,098.2)	(8,321.4)	(7,689.8)
Revenue before reimbursements	3,603.6	2,747.2	11,045.6	8,900.1
Gross contract costs	(815.5)	(739.7)	(2,881.5)	(2,703.2)
Net non-cash MSR and mortgage banking derivative activity	(15.8)	(44.9)	(59.3)	(66.6)
Fee revenue	$2,772.3	$1,962.6	$8,104.8	$6,130.3

Operating expenses	$5,500.1	$4,516.6	$18,323.5	$16,030.8
Reimbursed expenses	(2,342.1)	(2,098.2)	(8,321.4)	(7,689.8)
Gross contract costs	(815.5)	(739.7)	(2,881.5)	(2,703.2)
Fee-based operating expenses	$2,342.5	$1,678.7	$7,120.6	$5,637.8

Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) the Net income margin attributable to common shareholders (against Revenue before reimbursements), and (iii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis). Following this is the (i) reconciliation to adjusted net income and (ii) components of adjusted diluted earnings per share.

	Three months ended December 31,		Twelve months ended December 31,
($ in millions)	2021	2020	2021	2020

Net income attributable to common shareholders	$421.4	$250.1	$961.6	$402.5
Add:
Interest expense, net of interest income	9.5	11.0	40.1	52.8
Provision for income taxes	115.9	74.7	264.3	106.9
Depreciation and amortization	57.2	59.6	217.5	226.4
EBITDA	$604.0	$395.4	$1,483.5	$788.6
Adjustments:
Restructuring and acquisition charges[3]	33.8	66.6	84.7	142.4
Gain on disposition	—	—	(12.4)	(4.8)
Net non-cash MSR and mortgage banking derivative activity	(15.8)	(44.9)	(59.3)	(66.6)
Adjusted EBITDA	$622.0	$417.1	$1,496.5	$859.6
Net income margin attributable to common shareholders	11.7%	9.1%	8.7%	4.5%
Adjusted EBITDA margin	22.4%	21.3%	18.6%	14.0%

	Three months ended December 31,		Twelve months ended December 31,
(In millions, except share and per share data)	2021	2020	2021	2020

Net income attributable to common shareholders	$421.4	$250.1	$961.6	$402.5
Diluted shares (in thousands)	51,619	52,075	52,071	52,282
Diluted earnings per share	$8.16	$4.80	$18.47	$7.70

Net income attributable to common shareholders	$421.4	$250.1	$961.6	$402.5
Adjustments:
Restructuring and acquisition charges[3]	33.8	66.6	84.7	142.4
Net non-cash MSR and mortgage banking derivative activity	(15.8)	(44.9)	(59.3)	(66.6)
Amortization of acquisition-related intangibles	14.6	13.8	53.3	57.1
Gain on disposition	—	—	(12.4)	(4.8)
Tax impact of adjusted items(a)	(7.0)	(9.9)	(14.3)	(35.9)
Adjusted net income attributable to common shareholders	$447.0	$275.7	$1,013.6	$494.7
Diluted shares (in thousands)	51,619	52,075	52,071	52,282
Adjusted diluted earnings per share	$8.66	$5.29	$19.47	$9.46
(a) The tax impact of adjusted items for all quarters of 2021 was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates. For all quarters of 2020, the tax impact of adjusted items for was calculated using the applicable statutory rates by tax jurisdiction.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income and (iv) Adjusted EBITDA.

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2021	% Change	2021	% Change
Revenue:
At current period exchange rates	$5,945.7	23%	$19,367.0	17%
Impact of change in exchange rates	31.0	n/a	(297.5)	n/a
At comparative period exchange rates	$5,976.7	23%	$19,069.5	15%

Fee revenue:
At current period exchange rates	$2,772.3	41%	$8,104.8	32%
Impact of change in exchange rates	22.0	n/a	(103.6)	n/a
At comparative period exchange rates	$2,794.3	42%	$8,001.2	31%

Operating income:
At current period exchange rates	$445.6	36%	$1,043.5	87%
Impact of change in exchange rates	3.4	n/a	(3.8)	n/a
At comparative period exchange rates	$449.0	37%	$1,039.7	86%

Adjusted EBITDA:
At current period exchange rates	$622.0	49%	$1,496.5	74%
Impact of change in exchange rates	4.2	n/a	(7.4)	n/a
At comparative period exchange rates	$626.2	50%	$1,489.1	73%
2.    Each geographic segment offers the company's full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services, and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

3.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance.
    The table below shows restructuring and acquisition charges, including the portion related to the acquisition and integration of HFF (primarily expenses from retention awards granted upon acquisition as well as other integration expenses, such as early lease termination costs).

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2021	2020	2021	2020
Severance and other employment-related charges	$12.2	$41.4	$14.3	$69.0
Restructuring, pre-acquisition and post-acquisition charges	20.0	31.8	67.8	88.2
Fair value adjustments that resulted in a net increase (decrease) to earn-out liabilities from prior-period acquisition activity	1.6	(6.6)	2.6	(14.8)
Total restructuring & acquisition charges	$33.8	$66.6	$84.7	$142.4
Portion of total restructuring & acquisition charges related to the acquisition and integration of HFF	$9.5	$20.7	$40.0	$75.9
4.    The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Form 10-K for the year ended December 31, 2021, to be filed with the SEC in the near future.
5.    As of December 31, 2021, LaSalle had $76.6 billion of real estate assets under management (AUM), composed of $38.3 billion invested in separate accounts, $34.1 billion invested in fund management vehicles and $4.2 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $26.0 billion in North America, $18.8 billion in the UK, $13.5 billion in Asia Pacific and $7.5 billion in continental Europe. The remaining $6.6 billion relates to Global Partner Solutions which is a global business line.
    AUM increased 3% in USD (4% in local currency) from $74.7 billion as of September 30, 2021. The AUM increase resulted from (i) $2.8 billion of acquisitions, (ii) $1.9 billion of net valuation increases, partially offset by (iii) $1.8 billion of dispositions and withdrawals and (iv) $1.0 billion of foreign currency decreases.
    Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $1.8 billion in private equity capital for the quarter ended December 31, 2021, bringing the full year to $8.2 billion raised.
LaSalle's results for the three months and year ended December 31, 2021, included $2.5 million and $11.4 million, respectively, of deferred compensation expense associated with the run-off of a previous compensation program.
6.    "Net Debt" is defined as the sum of the (i) Credit facility, (ii) Long-term debt and (iii) Short-term borrowings liability balances less Cash and cash equivalents. "Net Leverage Ratio" is defined as Net Debt divided by the trailing-twelve-month adjusted EBITDA. "Corporate Liquidity" is defined as the unused portion of the company's Credit Facility plus cash and cash equivalents. "Free Cash Flow" is defined as cash provided by operating activities less net capital additions - property and equipment.
7.    EMEA: Europe, Middle East and Africa. MENA: Middle East and North Africa. Greater China: China, Hong Kong, Macau and Taiwan.
8.    n.m.: "not meaningful", represented by a percentage change of greater than 1,000%, favorably or unfavorably.

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line

	Three months ended December 31, 2021				Three months ended December 31, 2020
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$736.6	138.3	119.9	$994.8	$429.0	92.3	81.6	$602.9
Capital Markets	591.8	189.4	68.5	849.7	373.0	134.2	58.6	565.8
Property & Facility Management	1,798.5	430.2	612.8	2,841.5	1,546.6	412.4	582.1	2,541.1
Project & Development Services	404.3	275.1	128.1	807.5	415.6	227.3	114.5	757.4
Advisory, Consulting and Other	127.3	88.7	72.9	288.9	108.1	100.7	62.7	271.5
RES revenue	$3,658.5	1,121.7	1,002.2	$5,782.4	$2,872.3	966.9	899.5	$4,738.7
LaSalle				163.3				106.7
Consolidated revenue				$5,945.7				$4,845.4

Revenue before reimbursements
Leasing	$732.5	138.2	119.8	$990.5	$425.3	92.2	81.6	$599.1
Capital Markets	591.7	189.4	67.5	848.6	372.8	134.1	57.4	564.3
Property & Facility Management	359.1	239.3	243.8	842.2	321.2	210.5	246.6	778.3
Project & Development Services	161.4	243.5	94.2	499.1	145.5	222.4	77.6	445.5
Advisory, Consulting and Other	103.5	86.5	71.4	261.4	92.1	100.1	62.2	254.4
RES revenue before reimbursements	$1,948.2	896.9	596.7	$3,441.8	$1,356.9	759.3	525.4	$2,641.6
LaSalle				161.8				105.6
Consolidated revenue before reimbursements				$3,603.6				$2,747.2

Fee revenue
Leasing	$725.0	134.2	114.7	$973.9	$417.5	90.1	78.3	$585.9
Capital Markets	575.1	183.0	65.7	823.8	327.7	129.5	55.7	512.9
Property & Facility Management	187.0	83.5	79.5	350.0	166.9	81.8	80.6	329.3
Project & Development Services	118.5	86.8	38.4	243.7	103.2	83.0	35.0	221.2
Advisory, Consulting and Other	71.9	86.6	66.4	224.9	62.1	92.0	57.9	212.0
RES fee revenue	$1,677.5	574.1	364.7	$2,616.3	$1,077.4	476.4	307.5	$1,861.3
LaSalle				156.0				101.3
Consolidated fee revenue				$2,772.3				$1,962.6

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line (continued)

	Twelve months ended December 31, 2021				Twelve months ended December 31, 2020
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$2,179.1	347.3	267.6	$2,794.0	$1,451.2	245.6	187.4	$1,884.2
Capital Markets	1,525.9	473.4	194.2	2,193.5	952.0	330.7	124.7	1,407.4
Property & Facility Management	6,375.3	1,504.7	2,342.7	10,222.7	5,878.2	1,456.6	2,150.6	9,485.4
Project & Development Services	1,366.3	870.8	447.8	2,684.9	1,333.5	785.6	411.0	2,530.1
Advisory, Consulting and Other	440.5	281.5	249.8	971.8	390.3	274.3	196.4	861.0
RES revenue	$11,887.1	3,477.7	3,502.1	$18,866.9	$10,005.2	3,092.8	3,070.1	$16,168.1
LaSalle				500.1				421.8
Consolidated revenue				$19,367.0				$16,589.9

Revenue before reimbursements
Leasing	$2,164.4	347.0	267.3	$2,778.7	$1,436.7	245.2	187.3	$1,869.2
Capital Markets	1,525.8	473.2	190.5	2,189.5	949.8	330.5	119.7	1,400.0
Property & Facility Management	1,271.2	882.5	941.6	3,095.3	1,149.0	770.5	945.4	2,864.9
Project & Development Services	529.5	757.6	319.5	1,606.6	496.8	766.7	289.6	1,553.1
Advisory, Consulting and Other	362.0	276.2	244.3	882.5	329.4	271.6	194.9	795.9
RES revenue before reimbursements	$5,852.9	2,736.5	1,963.2	$10,552.6	$4,361.7	2,384.5	1,736.9	$8,483.1
LaSalle				493.0				417.0
Consolidated revenue before reimbursements				$11,045.6				$8,900.1

Fee revenue
Leasing	$2,132.1	331.1	249.5	$2,712.7	$1,403.7	239.2	174.9	$1,817.8
Capital Markets	1,463.4	450.9	185.2	2,099.5	881.3	313.7	114.2	1,309.2
Property & Facility Management	648.6	321.9	315.7	1,286.2	592.5	302.8	304.2	1,199.5
Project & Development Services	393.3	276.0	136.6	805.9	376.4	276.0	123.7	776.1
Advisory, Consulting and Other	238.2	264.5	224.6	727.3	198.7	247.8	180.5	627.0
RES fee revenue	$4,875.6	1,644.4	1,111.6	$7,631.6	$3,452.6	1,379.5	897.5	$5,729.6
LaSalle				473.2				400.7
Consolidated fee revenue				$8,104.8				$6,130.3